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                                                                       EXHIBIT 5


                                 August 9, 2001


Board of Directors
U.S. Physical Therapy, Inc.
3040 Post Oak Blvd., Suite 222
Houston, Texas  77056


Gentlemen:

         We are acting as special counsel to U.S. Physical Therapy, Inc., a Nevada corporation (the "Company"), in connection with its registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission relating to 510,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), issuable in connection with the Company's 1992 Stock Option Plan, as amended (the "Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined copies of the following documents:

         1.    An executed copy of the Registration Statement.

         2. A copy of the Plan, as certified by the Secretary of the Company on August 9, 2001 as then being true, correct and complete.

         3. The Articles of Incorporation of the Company, as certified by the Secretary of State of the State of Nevada on May 24, 2001 as then being true and complete.

         4. The Certificate of Amendment to the Articles of Incorporation of the Company, as file stamped by the Secretary of State of the State of Nevada on May 31, 2001.

         5. The Articles of Incorporation of the Company, as amended, as certified by the Secretary of the Company on August 9, 2001 as then being true, correct, complete and in effect.

         6. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on August 9, 2001 as then being true, correct, complete and in effect.

         7. Resolutions of the Board of Directors of the Company adopted at a meeting of the Board of Directors held on December 12, 2000, as certified by the Secretary of the Company on August 9, 2001 as then being true, correct, complete and in


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Board of Directors
U.S. Physical Therapy, Inc.
August 9, 2001
Page 2


               effect, pertaining to a 340,000 share increase in the shares issuable under the Plan and related matters.

         8. Resolutions of the Shareholders of the Company adopted at a meeting of the Shareholders held on May 23, 2001, as certified by the Secretary of the Company on August 9, 2001 as then being true, correct, complete and in effect, pertaining to a 340,000 share increase in the shares issuable under the Plan and related matters.

         We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to the authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion letter is based as to matters of law solely on the Nevada General Corporation Law. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

         Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Plan and in accordance with the terms of any agreements governing the grant of Shares thereunder, and subject to the Registration Statement becoming effective under the Securities Act of 1933, as amended (the "Act"), and compliance with applicable state securities laws, will be validly issued, fully paid and nonassessable under the Nevada General Corporation Law.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

         We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Act.

                                       Very truly yours,

                                       /s/ Mayor, Day, Caldwell & Keeton, L.L.P.

                                       MAYOR, DAY, CALDWELL & KEETON, L.L.P.



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